Exhibit 99.1

Ingersoll Rand Announces 2009 First-Quarter Loss of $(0.06) per Share

from Continuing Operations; $(0.04) per Share Excluding Restructuring Costs

•	Loss per share from continuing operations of $(0.04) excluding restructuring; better than revised forecast.

•	Reported revenues of $2,933 million in the first quarter, down 24% compared with 2008 pro forma results and down by 20% excluding the impact of currency.

•	Exceeded total productivity goal in first quarter, on track to deliver $650 million for the full year.

•	Available cash flow better than plan; on track to reduce total financing by $675 million by year-end.

•	Completed comprehensive financing program to enhance liquidity and debt profile.

•	Full-year EPS guidance of $1.40 to $1.90 from continuing operations, excluding $0.11 of restructuring.

Hamilton, Bermuda, April 22, 2009 – Ingersoll-Rand Company Limited (NYSE:IR), the world leader in creating and sustaining safe, comfortable and energy efficient environments, today announced that total reported revenues increased by 36% for the first quarter of 2009 compared with the 2008 first quarter and EPS from continuing operations exceeded revised guidance.

The company reported a net loss of $26.7 million, or diluted earnings per share (EPS) of $(0.08), for the first quarter of 2009. First-quarter net loss included a loss of $20.4 million, or EPS of $(0.06) from continuing operations, as well as $6.3 million of after tax costs, equal to EPS of $(0.02), from discontinued operations. First-quarter earnings from continuing operations include approximately $11 million of pre-tax costs for restructuring. Excluding these restructuring costs, first-quarter EPS loss from continuing operations was $(0.04) per share.

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Net earnings for the 2008 first quarter of $181.6 million, or EPS of $0.66, included EPS of $0.77 from continuing operations and EPS of $(0.11) from discontinued operations, which represent discontinued businesses and the retained costs of divested businesses.

“Despite an unprecedented decline in volume across all of our businesses and regions, we delivered better-than-expected results compared with our most recent forecast as productivity and cost-reduction initiatives gained momentum throughout the quarter,” said Herbert L. Henkel, chairman and chief executive officer. “We managed our business to mitigate the adverse effects of current market conditions; we continued to position the company for long-term performance by investing in critical projects to drive innovation and customer satisfaction; we improved liquidity through debt refinancing; and we continued managing for cash and delivering synergies related to our acquisition of Trane.”

Additional Highlights for the 2009 First Quarter

Revenues: The company’s reported revenues increased by 36% to $2,932.9 million compared with revenues of $2,163.3 million for the 2008 first quarter. First-quarter 2009 includes $1,400 million of revenues from Trane, which is reported as the Air Conditioning Systems and Services (ACSS) segment. On a pro forma basis, total revenues declined by 24%, including a negative currency impact of 4%, compared with 2008. U.S. revenues decreased by 20%, and revenues from overseas operations declined by approximately 30%.

Operating Income and Margin: Reported operating income for the first quarter decreased to $49.9 million compared with $247.0 million for the first quarter of 2008. First-quarter 2009 included approximately $11 million of pre-tax costs related to restructuring. First-quarter reported operating margin was 1.7%. Substantial declines in volume, unfavorable product mix and negative currency impact caused significant decreases in operating profits and margins. The volume decline was partially offset by expense reductions, productivity actions and carryover pricing.

Interest Expense and Other Income/Expense: Interest expense was $67.4 million for the first quarter of 2009, compared with $27.5 million in the 2008 first quarter due to higher average debt balances related to the acquisition of Trane. Other income totaled $12.5 million for the first quarter, compared with $43.2 million of income for the first quarter of 2008. The year-over-year difference is primarily attributable to higher interest income in 2008.

Taxes: The company’s tax provision for the first quarter of 2009 was $10.5 million, which included $11.4 million $(0.04) per share of discrete tax items primarily associated with FIN 48 and other tax adjustments. The company projects an annual effective tax rate for 2009 to be approximately 20%.

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First-quarter Business Review

The company classifies its businesses into four reportable segments based on industry and market focus: Air Conditioning Systems and Services (added on June 5, 2008, with the acquisition of Trane), Climate Control Technologies, Industrial Technologies, and Security Technologies.

Air Conditioning Systems and Services (ACSS), which represents the results of Trane, provides systems and services that enhance the quality and comfort of the air in homes and non-residential buildings. Reported revenues for the first quarter of 2009 were $1,400 million with an operating loss of $14.3 million. First-quarter operating income included $39 million of on-going purchase accounting costs. Total pro forma revenues for the first quarter declined by 18%, including a 3% drag from currency. On a year-over-year pro forma basis, total commercial revenues decreased by 15% (down by 11% excluding currency), with a 21% decline (down by 17% excluding currency) in equipment and systems revenue and a 6% decrease (down by 3% excluding currency) in parts, services and solutions. Commercial revenues decreased in all major geographic regions during the quarter due to sharply lower activity in non-residential construction markets. Residential revenues declined by 29% compared with the first quarter of 2008 due to continuing weakness in the U.S. housing market.

Climate Control Technologies provides solutions to transport, preserve, store and display temperature-sensitive products, and includes the market-leading brands of Hussmann® and Thermo King®. Revenues for the sector of $503 million decreased by approximately 37% (down by 31% excluding currency) compared with the first quarter of 2008. First-quarter 2009 operating margin declined to 0.6%, compared with 10.0% in the 2008 first quarter. The margin decrease was primarily due to a substantial decline in volumes and unfavorable product mix, which were partially offset by significant operational improvements and productivity gains. Total worldwide refrigerated trailer and truck revenues declined by more than 50%, reflecting the decline of the heavy truck market. Sea-going container revenues and worldwide bus and aftermarket revenues all declined due to the sharp decrease in end market activity. Worldwide revenues for refrigerated display cases and contracting decreased by 24% compared with the first quarter of 2008 as slower supermarket capital expenditures offset market share gains by Hussmann.

Industrial Technologies is focused on providing solutions to enhance customers’ industrial and energy efficiency and provides equipment and services for compressed air systems, tools, fluid power production and energy generation systems. Total revenues in the first quarter of $538 million decreased by approximately 28% (down by 23% excluding currency) compared with the first quarter of 2008. Air and Productivity revenues declined by 23% due to lower volumes in all geographic regions and the negative impact of currency translation. Revenues in the Americas decreased by 25% compared with last year due to declines in major industrial, process and fluid handling end markets. Air and Productivity Solutions

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revenues in Europe, Asia and India were down by approximately 21% (down by 12% excluding currency) compared with 2008 due to declining industrial activity. Club Car revenues declined by 45% compared with record results in the first quarter of 2008 due to weakening fundamentals in key golf, hospitality and recreation markets, especially in the United States. First-quarter operating margin for Industrial Technologies of 3.2% declined compared with 13.1% last year, due to lower volumes and unfavorable mix, which were partially offset by cost productivity and carryover pricing benefits.

Security Technologies includes mechanical and electronic security products; biometric and access-control technologies; security and scheduling software; integration and services. First-quarter revenues of $492 million declined by approximately 21% (down by 16% excluding currency) compared with the first quarter of 2008. This decline reflects contracting worldwide commercial and residential building markets. Commercial security revenues were down by approximately 21% (down by 15% excluding currency) compared with 2008, primarily resulting from declining new building and remodeling markets in the United States and Europe. North American Residential revenues declined by approximately 20% (down 19% excluding currency) due to lower same store sales at “Big Box” customers and ongoing weakness in the new-homebuilder channel. This decline was partially offset by sales growth in South America. First-quarter operating margin of 15.5% declined compared with 16.9% in the first quarter of 2008. The operating margin decline was due to lower volumes, which was partially offset by accelerated productivity, strong cost control and carryover pricing from 2008.

Balance Sheet and Liquidity

Total debt at the end of the first quarter was approximately $5.2 billion, which included $833 million of commercial paper. During the first quarter the company implemented a series of actions designed to address its short-term debt requirements through 2010 and enhance its long-term liquidity profile. These actions included the sale of one billion dollars of senior notes and exchangeable senior notes, and the expansion of its 364-day trade receivable financing facility by $200 million. The net proceeds from the notes offering were used to repay the bridge loan that was scheduled to mature in June 2009. Additionally, Ingersoll Rand’s Board of Directors authorized a reduction of the quarterly common dividend to $0.07 per share from $0.18 per share, effective with the September 2009 dividend payment. The dividend reduction will make $70 million of additional cash available for pay down of debt balances in 2009 and $140 million available in 2010.

“We are confident that the coordinated actions we took in the quarter will enhance liquidity and position the company for future growth,” said Mr. Henkel. “These actions, combined with the strength of our cash flow generation capability, will facilitate our debt reduction programs and allow us to continue investing in innovative new products and services. The company is ahead of its working capital reduction targets and expects to reduce total financing by $675 million in 2009.”

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Productivity Actions

The company achieved a total productivity increase of 4.2% in the first quarter, exceeding its original goal, and is on track to achieve $650 million of productivity for the full year. “We have expanded our productivity improvement and cost containment actions for 2009 to deal with declining end market demand and lower volumes while continuing to build a strong business for the future,” said Henkel. During the first quarter, we expanded the scope of the restructuring program and now expect to spend approximately $120 million in total. Since the fourth quarter of 2008, the company has spent approximately $82 million, reduced headcount by 2,700 and closed 34 facilities, including 12 factories and 14 warehouses. The restructuring programs are expected to generate $160 million of annual gross pre-tax savings in 2009 and approximately $200 million in 2010.

The company continued to make progress with the integration of Trane. Over 300 projects have been identified and approved and the company expects to generate $175 to $185 million of incremental savings and $300 million of cumulative savings in 2009.

2009 Outlook

All of Ingersoll Rand’s major end markets continued to experience depressed levels of overall demand in the first quarter with weaker activity for both complete products and aftermarket parts and service. First-quarter orders, excluding currency, declined by approximately 23% compared with last year. “Based on our recent order pattern and a review of customer and channel activity, we expect reduced activity levels for most of our major end markets for 2009. We expect the most pronounced reductions to be in North America and Western Europe, especially in the first half of the year.

“Given our current macro economic view, we expect pro forma revenues for full-year 2009 to decline by 14% to 19% including 3 to 4 points of negative currency impact.

“For 2009, we expect to capture significant benefits from lower commodity costs, additional Trane synergies, restructuring cost savings and productivity programs.

Full-year 2009 EPS from continuing operations is expected to be in the range of $1.40 to $1.90 and we expect to have discontinued costs equal to $0.10 per share. This full-year forecast excludes $0.11 of restructuring expenses and reflects a tax rate of 20% for continuing operations and an average diluted share count of 323 million shares. This compares with the original guidance range given by the company of $1.85 to $2.25 EPS in February 2009. On March 30, the company indicated that full year EPS could be as low as $0.45 per share below the bottom of the February guidance range. Available cash flow for 2009 will be adequate to reduce financing by $675 million, based on projected earnings and a reduction in working capital.

“Second-quarter results will continue to be negatively influenced by the current turbulent economic conditions,” said Mr. Henkel. Second-quarter revenues are forecast to be in the range of $3.5 to $3.7

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billion, which is down by approximately 18% to 23% on a pro forma basis compared with the second quarter of 2008. Reported EPS from continuing operations for the second quarter is expected to be in the range of $0.30 to $0.50, excluding $0.07 of restructuring expenses.

“Despite slower economic conditions, our business fundamentals remain strong. We have leading global brands and leading market shares in all of our major product lines. We have growing geographic diversity and our large installed product base provides significant opportunities to expand our parts, services and controls businesses. Our balance sheet is solid, we have ongoing access to the commercial paper markets, and we have significant available liquidity. Our number one priority is managing through the current economic slowdown so that we mitigate its impact and emerge as a stronger, more efficient company.”

As a result of the recently issued SFAS No. 160 Noncontrolling Interests in Consolidated Financial Statements, all amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s common shareholders.

Note: 2009 reduced financing of $675 million consists of forecasted debt repayments of $807 million less forecasted additional proceeds under the trade receivable financing facility of $132 million.

This news release includes “forward-looking statements,” which are any statements that are not historical facts. These forward-looking statements are based on our current expectations and there can be no assurance that such expectations will prove to be correct. Forward-looking statements are subject to changes in circumstances, risks and uncertainties, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Information about factors that could cause such differences can be found in Item 1A of our Form 10-K for the year ended December 31, 2008 and in our other SEC filings. General U.S. and international economic and political conditions, the outcome of litigation and governmental proceedings, changes in government regulations and tax laws and our proposed reorganization from Bermuda to Ireland are examples of factors, among others, that could cause actual results to differ materially from those anticipated in the forward-looking statements. These forward-looking statements are based on our current expectations and we assume no obligation to update these forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

Ingersoll Rand is a global diversified industrial firm providing products, services and solutions to enhance the quality and comfort of air in homes and buildings, transport and protect food and perishables, secure homes and commercial properties, and enhance industrial productivity and efficiency. Driven by a 100-year-old tradition of technological innovation, we enable companies and their customers to create progress. For more information, visit www.ingersollrand.com.

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04/22/09

(See Accompanying Tables)

For more information, media may contact: Paul Dickard (732-652-6712), paul_dickard@ingersollrand.com.

For more information, investors and financial analysts may contact: Bruce Fisher (732-652-6789), bruce_fisher@ingersollrand.com or Joe Fimbianti (732-652-6718), joseph_fimbianti@irco.com.

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INGERSOLL-RAND COMPANY LIMITED

Condensed Consolidated Income Statement

(In millions, except per share amounts)

UNAUDITED

	Three Months Ended March 31,
	2009	2008
Net revenues	$2,932.9	$2,163.3
Cost of goods sold	(2,206.4)	(1,540.9)
Selling & administrative expenses	(676.6)	(375.4)

Operating income	49.9	247.0
Interest expense	(67.4)	(27.5)
Other income (expense), net	12.5	43.2

Earnings (loss) before income taxes	(5.0)	262.7
Provision for income taxes	(10.5)	(47.2)

Earnings (loss) from continuing operations	(15.5)	215.5
Discontinued operations, net of tax	(6.3)	(30.1)

Net earnings (loss)	(21.8)	185.4
Less: Net earnings attributable to noncontrolling interests	(4.9)	(3.8)

Net earnings (loss) attributable to Ingersoll-Rand Company Limited	$(26.7)	$181.6

Amounts attributable to Ingersoll-Rand Company Limited common shareholders:
Continuing operations	$(20.4)	$211.7
Discontinued operations	(6.3)	(30.1)

Net earnings (loss)	$(26.7)	$181.6

Diluted earnings (loss) per share attributable to Ingersoll-Rand Company Limited common shareholders:
Continuing operations	$(0.06)	$0.77
Discontinued operations	(0.02)	(0.11)

	$(0.08)	$0.66

Weighted-average number of common shares outstanding:
Diluted	320.5	276.3

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

INGERSOLL-RAND COMPANY LIMITED

Business Review

(In millions, except percentages)

UNAUDITED

	Three Months Ended March 31,
	2009	2008
Air Conditioning Systems & Services
Net revenues	$1,399.7	$—
Operating income (loss)	(14.3)	—
and as a % of Net revenues	-1.0%	—

Climate Control Technologies
Net revenues	503.3	798.4
Operating income	2.9	80.1
and as a % of Net revenues	0.6%	10.0%

Industrial Technologies
Net revenues	537.6	743.4
Operating income	17.2	97.6
and as a % of Net revenues	3.2%	13.1%

Security Technologies
Net revenues	492.3	621.5
Operating income	76.3	105.0
and as a % of Net revenues	15.5%	16.9%

Total
Net revenues	$2,932.9	$2,163.3
Operating income	82.1	282.7
and as a % of Net revenues	2.8%	13.1%
Unallocated corporate expense	(32.2)	(35.7)

Consolidated operating income	$49.9	$247.0

and as a % of Net revenues	1.7%	11.4%

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

INGERSOLL-RAND COMPANY LIMITED

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the three months ended March 31, 2009
		As Reported	Adjustments		As Adjusted
	Net revenues	$2,932.9	$—		$2,932.9
	Operating income	49.9	10.9	(a)	60.8
	Operating margin	1.7%	n/a		2.1%
	Earnings (loss) from continuing operations attributable to Ingersoll-Rand Company Limited	(20.4)	7.8	(b)	(12.6)
	Net earnings (loss) attributable to Ingersoll-Rand Company Limited	(26.7)	7.8	(b)	(18.9)

	Diluted earnings per common share
	Continuing operations	$(0.06)	$0.02		$(0.04)
	Discontinued operations	(0.02)	—		(0.02)

	Total	$(0.08)	$0.02		$(0.06)

	Weighted-average number of common shares outstanding
	Diluted	320.5	—		320.5

	Detail of Adjustments:
	Recorded in operating income
(a)	Restructuring Charges		$10.9
	Total pretax adjustments		10.9
	Tax impact		(3.1)

(b)	Net earnings attributable to Ingersoll-Rand Company Limited		$7.8

(a)

Represents employee termination benefits and other costs associated with announced restructuring plans.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of restructuring charges in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures of operating income and operating margin assist investors with analyzing our business segments results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

INGERSOLL-RAND COMPANY LIMITED

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

		For the three months ended March 31, 2009
		Operating Income (Loss) As Reported	Restructuring Charges (a)	Operating Income (Loss) As Adjusted
	Air Conditioning Systems & Services	$(14.3)	$0.4	$(13.9)
	Climate Control Technologies	2.9	(0.1)	2.8
	Industrial Technologies	17.2	8.8	26.0
	Security Technologies	76.3	0.3	76.6

	Total	82.1	9.4	91.5
	Unallocated corporate expense	(32.2)	1.5	(30.7)

	Consolidated operating income	$49.9	$10.9	$60.8

(a)

Represents employee termination benefits and other costs associated with announced restructuring plans.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of restructuring charges in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures of operating income and operating margin assist investors with analyzing our business segments results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION